UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

E-WASTE CORP.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-180251 (Commission File Number)	45-4390042 (I.R.S. Employer Identification No.)

610 Jones Ferry Road, Suite 207 Carrboro, NC (Address of principal executive offices)	27510 (Zip Code)

Registrant’s telephone number, including area code: (919) 933-2720

c/o GEM Group

390 Park Avenue, 7th Floor

New York, NY 10022

(212) 582-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement.

On September 25, 2020, in connection with the consummation of the Share Sale Transaction described under item 5.01 below, E-Waste Corp., a Florida corporation (the “Company”), entered into a Debt Settlement Agreement and Mutual General Release (the “Debt Settlement Agreement”) with GEM Global Yield Fund LLC SCS, a company incorporated and existing under the law of Luxembourg (“GEM”), pursuant to which the Company paid GEM the amount of $252,750 (the “Settlement Amount”) as full and complete payment, and in full satisfaction, of the total outstanding debt the Company owed to GEM.  GEM had previously made advances to the Company in the aggregate amount of $447,451 to pay certain expenses of the Company (the “GEM Loan”).  Pursuant to the Debt Settlement Agreement, GEM discharged the Company from any further obligations it may have had to GEM to repay any further amounts due under the GEM Loan, and the Company and GEM released each other from any claims they may have had against each other, with respect to the GEM Loan, or otherwise.

The foregoing description of the Debt Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Debt Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2020, the Company received a loan of $255,000 from Peter L. Coker, Sr. (the “Coker Loan”).  To evidence the Coker Loan, the Company issued to Mr. Coker a promissory note in the principal amount of $255,000 (the “Note”), with a maturity date of September 25, 2021.  Interest on the Note accrues on the principal amount at the rate of eight percent (8%) per annum, and shall be paid on a quarterly basis, in the amount of $5,100 per quarter, on the following dates: December 25, 2020, March 25, 2021, June 25, 2021 and September 25, 2021. The Company may prepay any amounts due under the Note without penalty or premium.  The Company used $252,750 of the proceeds from the Coker Loan to pay the Settlement Amount to GEM, as further described under Item 1.01 above.  The remaining $2,250 of proceeds will be used by the Company for working capital and general corporate purposes.

The foregoing summary of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On September 25, 2020, GEM, the Company’s controlling stockholder, closed a stock purchase and sale transaction pursuant to which GEM sold 6,000,000 restricted shares (the “Shares”) of the Company’s common stock to Global Equity Limited, a company incorporated and existing under the laws of People’s Republic of China (“Global”), at a purchase price of $0.005 per share, or an aggregate purchase price of $30,000 (the “Share Sale Transaction”).  Global has advised that it used working capital to purchase the Shares.  The Shares purchased by Global represented 50.0% of the Company’s issued and outstanding shares of Common Stock as of the date of the closing of the Share Sale Transaction.  Therefore, the Share Sale Transaction resulted in a change in control of the Company.

As further described under Item 5.02 below, in connection with the consummation of the Share Sale Transaction, John D. Rollo was appointed as the Company’s sole officer and director.

The Company is a shell company, as that term is defined in Rule 12b-2 of the Exchange Act of 1934, as amended.  The Company is seeking a business combination with a private entity whose business would present an opportunity for its shareholders.  However, the Company is not currently aware of any arrangements the operation of which would at a subsequent date result in a change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2020, in connection with the consummation of the Share Sale Transaction described under item 5.01 above, Peter de Svastich, the Company’s President, Treasurer and Secretary, and the sole member of the Company’s board of directors, resigned from all positions he held with the Company.  To the knowledge of the Company, Mr. de Svastich’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.   In connection with Mr. de Svastich’s resignation, he relinquished his roles as the Company’s “Principal Executive Officer” and “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

Effective immediately upon Mr. de Svastich’s resignation, John D. Rollo was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, and as the sole member of the Company’s board of the directors.  In connection with his appointments, Mr. Rollo was designated as the “Principal Executive Officer” and “Principal Financial and Accounting Officer” of the Company for SEC reporting purposes.

John D. Rollo, 66, has served as Patient Transporter for Atlantic Health Systems, a company in the health care industry, since March 2020.  Prior to this, from January 2010 to November 2019, Mr. Rollo served as Chairman of the Board for Switching Technologies Gunther, LTD (“STG”) in Chennai, India.  STG is a reed switch and sensor manufacturing company, which is publicly traded on the BSE (Bombay Stock Exchange). From January 2002 to November 2019, Mr. Rollo served as VP of Operations at Comus International in Clifton, NJ.  Comus is an international switching and sensor manufacturing company with operations in the USA, India, Belgium, and England.  From January 2015 to November 2019, Mr. Rollo served as a Director of Comus Electronics and Technologies India Private, LTD in Chennai, India.  From March, 2007 to the present, Mr. Rollo has been Head of the Buildings & Grounds Committee for Rosedale Cemetery in Montclair, NJ.  Mr. Rollo holds a Associates Degree in Business from Ealing Technical College in London, England, which he received in 1977.

The Company’s Board of Directors believes Mr. Rollo’s extensive knowledge and background with regard to management, along with his leadership skills and entrepreneurial spirit, will aid the Company to succeed going forward.

There are no arrangements or understandings between Mr. Rollo and any other person pursuant to which he was appointed as a director of the Company. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Rollo had, or will have, a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

4.1	Promissory Note, dated September 25, 2020, issued to Peter L. Coker, Sr., in the principal amount of $255,000

10.1	Debt Settlement Agreement, dated September 25, 2020, by and between GEM and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020

	By:	/s/ John D. Rollo
	Name:	John D. Rollo
	Title:	Chief Executive Officer